EX-FILING FEES

CALCULATION OF FILING FEE TABLES
Form F-3
Kyivstar Group Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value $0.01 per share	(1)	457(a)	192,967,440	$13.325	$2,571,291,138.00	0.0001381	$355,095.31
Total Offering Amounts:							$2,571,291,138.00		$355,095.31
Total Fees Previously Paid:									–
Total Fee Offsets:									$308,273.54
Net Fee Due:									$46,821.77
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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), Kyivstar Group Ltd. (the “Company”) is also registering an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's common shares as reported on The Nasdaq Stock Market LLC on August 24, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-4	333-287802	06/05/2025	–	$308,273.54	–	–	–	–	–
Fee Offset Sources	Kyivstar Group Ltd.		F-4	333-287802	–	06/05/2025	–	–	–	–	–	$411,843.62

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Explanation of the basis for claimed offset:

(1)	With respect to the Company’s Registration Statement on Form F-4 (File No. 333-287802) (the “F-4 Registration Statement”), first filed with the Securities and Exchange Commission (“SEC”) on June 5, 2025 (the “First F-4 Filing”), the Company inadvertently included 195,554,070 Company common shares in the Calculation of Filing Fee Tables included as an exhibit to the First F-4 Filing (the “Unregistered Shares”). The Company made a payment of $354,481.65 in respect of the Unregistered Shares. As part of the Pre-Effective Amendment No. 1 to the F-4 Registration Statement, filed with the SEC on June 24, 2025 (the “Second F-4 Filing”), the Company filed an amended Calculation of Filing Fee Tables included as an exhibit to the Second F-4 Filing, correcting the number of Company common shares being registered under the F-4 Registration Statement to exclude the Unregistered Shares. Accordingly, the Unregistered Shares were not registered under the F-4 Registration Statement at the time it was declared effective by the SEC on July 22, 2025. From the $354,481.65, the Company applied (i) $11,683.11 in connection with the registration statement on Form F-1, which was filed with the SEC on December 9, 2025 (File No. 333-290082) and declared effective on December 18, 2025 (the “Resale F-1 Registration Statement”), and (ii) $34,525 in connection with the Registration Statement on Form F-1, which was filed with the SEC on January 28, 2026 (File No. 333-292996) and declared effective on January 29, 2026. Of the remaining $308,273.54, the Company will apply $308,273.54 for the filing of this Registration Statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Shares underlying warrants	(1)	7,666,629	$102,350,004.45	F-4	333-287802	07/22/2025
Equity	Common Shares	(2)	3,274,224	$-	F-1	333-290082	12/18/2025
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Prospectus Note(s):

(1)	No registration fee is payable in connection with the Company’s 7,666,629 common shares underlying its warrants, previously registered on the Company’s F-4 Registration Statement, because such common shares are being transferred from the F-4 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the F-4 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.
(2)	No registration fee is payable in connection with 3,274,224 Company common shares, previously registered on the Company’s Resale F-1 Registration Statement, because such common shares are being transferred from the Resale F-1 Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the Resale F-1 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.